AMENDMENT
                                       TO THE
                       CHANGE OF CONTROL EMPLOYMENT AGREEMENT


     The Change of Control Employment Agreement (the "Agreement") entered into between Borg-Warner Automotive, Inc., a Delaware Corporation (the "Company"), and John F. Fiedler (the "Executive"), dated July 24, 1997, is hereby amended by mutual agreement of the parties, effective as of January 30, 1998, as follows:

1. The word "and" is deleted from the end of Section 6(a)(iii) of the Agreement, the "." at the end of Section 6(a)(iv) of the Agreement is replaced by "; and", and the following new subparagraph (v) is added to the end of
Section 6(a) of the Agreement:

     "(v) The $2,000,000 Non-Negotiable Full Recourse Promissory Note executed by the Executive in favor of the Company on January 30, 1998 (the "Note") shall be forgiven with respect to all outstanding principal and accumulated interest thereon as of the date of the Executive's termination of employment."

     2.   The following sentence is added to the end of Section 6(b) of the
Agreement:

          "In addition, upon the termination of the Executive's employment by reason of the Executive's death during the Employment Period, the Note shall be forgiven with respect to all outstanding principal and accumulated interest thereon as of the date of the Executive's death."

     3.   The following sentence is added to the end of Section 6(c) of the
Agreement:

          "In addition, upon the termination of the Executive's employment by reason of the Executive's Disability during the Employment Period, the Note shall be forgiven with respect to all outstanding principal and accumulated interest thereon as of the date of the Executive's termination of employment."

     4.   The following sentence is added to the end of Section 6(d) of the
Agreement:

          "If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive voluntarily terminates employment other than for Good Reason during the Employment Period, the outstanding principal and accumulated interest thereon under the Note will become immediately due and payable in full to the Company by the Executive."

     IN WITNESS WHEREOF, the Executive and, pursuant to the authorization from its Board of Directors, the Company have caused this Amendment to the Agreement to be executed as of the effective date specified above.

                              /s/ JOHN F. FIEDLER
                              --------------------------------
                              John F. Fiedler


                              BORG-WARNER AUTOMOTIVE, INC.


                              By:/s/ LAURENE H. HORISZNY
                                 ---------------------------
                                 Laurene H. Horiszny,
                                   Vice President,
                                   General Counsel and Secretary